Exhibit 10.3

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this __th day of October 2011, by and among CLX Medical, Inc., a Colorado corporation, having an address at 1014 East 53rd Street, Austin, Texas 78751 (the “Company”) and Doctors TV Network, LLC, a Florida limited liability company, having an address of 1125 NE 125th St, Suite 101, Miami, FL 33161 (“DTV”), and the persons executing this Agreement listed on the signature page hereto under the heading “DTV Members” (referred to as the “DTV Members”), each a “Party” and collectively the “Parties,” upon the following premises:

Premises.

WHEREAS, the DTV Members equal one-hundred percent (100%) of the issued and outstanding membership interests of DTV;

WHEREAS, the Company is a publicly-held corporation organized under the laws of the State of Colorado whose common stock (the “Common Stock”) is quoted on the OTC Pink Sheets under the symbol “CLXM”;

WHEREAS, DTV is a privately held limited liability company organized under the laws of the State of Florida;

WHEREAS, the Company desires to acquire 100% of the issued and outstanding membership interests of DTV in exchange for unissued shares of the Company’s common stock (the "Exchange Offer" or the “Exchange”), so that DTV will become a wholly-owned subsidiary of the Company; and

WHEREAS, the DTV Members desire to exchange all of their membership interests in DTV in exchange for shares of authorized but unissued shares of common stock of the Company.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF

DTV AND THE DTV MEMBERS

As an inducement to and to obtain the reliance of the Company, except as set forth on the DTV Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), DTV and the DTV Members represent and warrant as follows:

Section 1.01 Organization. DTV is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida. DTV has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the DTV Schedules are complete and correct copies of the Articles of Organization and Operating Agreement of DTV as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of DTV’s Articles of Organization (or similar organizational documents) or Operating Agreement. DTV has taken all actions required by law, its Articles of Organization and Operating Agreement (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement. DTV has full power, authority, and legal right and has taken all action required by law, its Articles of Organization and Operating Agreement (or similar organizational documents), and otherwise to consummate the transactions herein contemplated.

Section 1.02 Capitalization.

(a) All issued and outstanding membership units of DTV are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations. DTV does not have any predecessor corporation(s) or subsidiaries.

Section 1.04 The DTV Schedules. DTV will deliver to the Company the following schedules, if such schedules are applicable to the business of DTV, which are collectively referred to as the "The DTV Schedules" and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the principal executive officer of DTV as complete, true, and correct as of the date of this Agreement in all material respects, which schedules shall be delivered within 10 days following the execution of this Agreement:

(a) a schedule containing complete and correct copies of the Articles of Organization and Operating Agreement or similar organizational documents of DTV in effect as of the date of this Agreement;

(b) a schedule containing any Corporate Resolutions of the Members of DTV;

(c) a schedule containing Minutes of meetings of the Managers of DTV;

(d) a schedule containing a list indicating the name and address of each member of DTV together with the number of membership interests owned by him, her or it;

(e) a schedule listing any and all federal, provincial, state and local tax identification numbers of DTV and containing complete and correct copies of all federal, provincial, state and local tax returns filed by DTV;

(f) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed by DTV. Any fact known to be, or to the best knowledge of the DTV Members or after reasonable investigation, reasonably believed to be, contrary to any of the representations, covenants, and warranties made in Article I are required to be disclosed in the DTV Schedules pursuant to this Section 1.17(f); and

(g) a schedule of any and all limitations or qualifications or exceptions to the representations, covenants and warranties of DTV and DTV Members contained in Article 1 of this Agreement, if any.

DTV shall cause the DTV Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.05 Valid Obligation. This Agreement and all agreements and other documents executed by DTV and DTV Members in connection herewith constitute the valid and binding obligation of DTV and DTV Members, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 1.06 Acquisition of the Shares by the DTV Members. The DTV Members are acquiring the Shares (as defined in Section 3.01) for their own account without the participation of any other person and with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Shares, or any portion thereof. The DTV Members have read, understood and consulted with their legal counsel regarding the limitations and requirements of Section 5 of the Securities Act of 1933, as amended (the “1933 Act”). The DTV Members will offer, sell, pledge, convey or otherwise transfer the Shares, or any portion thereof, only if: (i) pursuant to an effective registration statement under the 1933 Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the 1933 Act and such laws; or (ii) pursuant to a valid exemption from registration.

Section 1.07 Exemption from Registration. The Exchange and the transactions contemplated thereby, meet an exemption from registration pursuant to Rule 506 of Regulation D promulgated under the 1933 Act or Regulation S.

Section 1.08. Representations, Acknowledgements and Warranties of the DTV Members. The DTV Members represent, acknowledge and warrant the following to the Company, except as set forth on the DTV Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), and agree that such representations, acknowledgements and warranties shall be automatically reconfirmed on the Closing Date:

(a)                Each DTV Member acknowledges that it:

a.                   is a “sophisticated investor”

b.                  is an “accredited investor” as such term is defined in Rule 501 of the Securities Act of 1933, as amended, as such DTC Member either:

Section 1.09. Insider Trading. Each DTV Member certifies and confirms that it has not personally, nor through any third parties, purchased, nor caused to be purchased in the public marketplace any publicly-traded shares of the Company. Each DTV Member further certifies and confirms that it has not communicated the nature of the transactions contemplated herein, is not aware of any disclosure of non-public information regarding the Company or the transactions contemplated herein, and is not a party to any insider trading in the Company’s securities. Each DTV Member further certifies and confirms that it has not “tipped” any related parties nor third parties regarding the transactions contemplated herein, and/or advised any parties to purchase shares of the Company’s securities in the marketplace.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the DTV Members, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants as follows:

Section 2.01 Organization. The Company is a corporation duly organized, validly existing, and currently not in good standing under the laws of Colorado and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted and as contemplated after the Exchange, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Schedules are complete and correct copies of the Articles of Incorporation and Bylaws (or similar organizational documents) of the Company as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company's Articles of Incorporation or Bylaws (or similar organizational documents). The Company has taken all action required by law, its Articles of Incorporation, its Bylaws (or similar organizational documents), or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws, (or similar organizational documents) or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization, Reverse Stock Split. The Company is authorized to issue 4,950,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, and has 4,172,991,338 shares of Common Stock and 1,000 shares of Preferred Stock (including 1,000 shares of Series C Preferred Stock) outstanding as of the date of this Agreement and shall not issue any additional shares of Common Stock or preferred stock prior to Closing without the prior written consent of the DTV Members. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. In connection with this Agreement, the Company plans to affect a 1:1,000 reverse stock split.

Section 2.03 Subsidiaries and Predecessor Corporations. The Company does not have any predecessor corporation(s) or subsidiary(ies), and does not own, beneficially or of record, any shares of any other corporation, other than as set forth on Schedule 2.03.

Section 2.04 Information. The information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, the Company has fully disclosed in writing to DTV (through this Agreement or the Company Schedules) all information, relating to matters involving the Company or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than Twenty-Five Thousand Dollars ($25,000) liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of the Company or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on the Company, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.05 Convertible Securities, Options or Warrants. There are two warrant options for Jose Chavez and Dan Honig for 20MM shares filied in a 8k. The Company has two note holders for fifty thousand each bearing a 20% interest rate with a convertible option at 50% to common stock, and as described below under Section 2.15.

Section 2.06 Absence of Certain Changes or Events. Except as disclosed in Schedule 2.07, set forth in the Company's EDGAR filings (i.e., the Company’s filings on sec.gov, which are deficient as of the date of this Agreement, as described below), or provided in writing to DTV, since the date of the _____________ balance sheet for the Company as otherwise set forth in the Company Schedules:

(a) There has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

(b) The Company has not and will not (i) amend its Articles of Incorporation or Bylaws (or similar organizational documents), except as mutually agreed by the parties which will include a reverse stock split; (ii) declare or make, or agree to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchase or redeem, or agree to purchase or redeem, any of its capital stock; (iii) waive any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) make any material change in its method of management, operation, or accounting; (v) enter into any transaction or agreement other than in the ordinary course of business except as otherwise disclosed herein; (vi) make any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee except as otherwise disclosed herein; (vii) increase the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds Ten Thousand Dollars ($10,000); or (viii) make any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(c) The Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section 2.07 Title and Related Matters. The Company has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Company balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Company Schedules or EDGAR filings. Except as set forth in the Company Schedules or EDGAR filings, the Company owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with the Company's business. Except as set forth in the Company Schedules or EDGAR filings, no third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of the Company or any material portion of its properties, assets, or rights.

Section 2.08 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, except as set forth in the Company's EDGAR filings. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality, or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts. Except as otherwise set forth in the Company Schedules or the EDGAR filings:

(a) The Company is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b) All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

(c) The Company is not a party to or bound by, and the properties of the Company are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of the Company; and

(d) Except as included or described in the Company Schedules, EDGAR filings or reflected in the most recent Company balance sheet, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, other than one on which the Company is a primary obligor all of which are reflected in the Company balance sheet, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of One Thousand Dollars ($1,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of the Company.

Section 2.10 Material Contract Defaults. The Company is not in default in any respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

Section 2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets or operations are subject.

Section 2.12 Governmental Authorizations. The Company has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal, provincial and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

Section 2.13 Compliance With Laws and Regulations. To the best of its knowledge, the Company has complied with all applicable statutes and regulations of any federal, provincial, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability, except as discussed below. This compliance includes, but is not limited to, the filing of all reports, filings and schedules to date with federal, provincial and state securities authorities; provided that DTV and the DTV Members acknowledge and confirm that the Company is currently deficient in filing its periodic reports (Form 10-Q’s and Form 10-K’s) for the quarters ended December 31, 2008, March 31, 2009, June 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010, December 31, 2010, March 31, 2011, June 30, 2011, and September 30, 2011, and the years ended September 30, 2008, 2009 and 2010 with the Securities and Exchange Commission (collectively the “Deficient Filings”). DTV and the DTV Members also acknowledge that they have been made aware that the Company has previously received correspondence from the SEC regarding its Deficient Filings and that the SEC has threatened to bring a Section 12(j) and/or Section 12(k) action against the Company under the Securities Exchange Act of 1934, as amended, to revoke its registration with the SEC and suspend or terminate the trading of the Company’s common stock on the OTC Pink Sheets. As such, there is a risk that the Company’s common stock will be suspended from trading on the OTC Pink Sheets or prohibited from being publicly traded in the future due to the Deficient Filings. It is further understood and agreed that any and all costs incurred in the preparation and filing of all “deficient filings” are to be paid by and/or subtracted from the balance of the note held by Ridge Point Capital.

Section 2.14 Approval of Agreement. The Board of Directors of the Company will authorize the execution and delivery of this Agreement by the Company and approve this Agreement and the transactions contemplated hereby prior to the Closing Date.

Section 2.15 Material Transactions or Affiliations. Except for a Convertible Promissory Note with Ridge Point Capital and with Jose Chavez which bear interest at the rate of 8% per annum, are due and payable one year from the execution of this agreement, and are convertible into common stock at 50% of the average of the Company’s closing price on the OTC Pink Sheets for the five trading days prior to any conversion (For example if the quoted price is $1.00, the conversion would be at $0.50); or as otherwise disclosed herein; in the EDGAR filings; or in the Company Schedules; there exists no contract, agreement or arrangement between the Company and any predecessor other than the two note holders at fifty thousand each that bear a interest rate of 20% with a convertible into common stock at 50%.

Section 2.16 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 2.17 Reporting Requirements of the Company. The Company is subject to the reporting and filing requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is deficient in filing the Deficient Filings as of the date of this Agreement and those filings that are required by Section 16 of the Exchange Act and Rule 13 thereunder.

Section 2.18 Quotation on the OTC Pink Sheets. The Company’s Common Stock is currently quoted on the OTC Pink Sheets under the symbol “CLXM”.

ARTICLE III

PLAN OF EXCHANGE

Section 3.01 The Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), DTV and the DTV Members shall accept the Exchange Offer described herein and shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the membership interests of DTV set forth herein, in the aggregate constituting no less than One Hundred Percent (100%) of the issued and outstanding membership interests of DTV to the Company at the Closing.

(b) The Company shall accept the Exchange Offer, and shall, on the terms and conditions set forth in this Agreement, issue the DTV Members an aggregate of 7,800,000 shares of the Company’s common stock following the Company affecting a 1:1,000 reverse stock split (the “Shares”) in consideration for One Hundred Percent (100%) of the ownership interests of DTV.

Section 3.02 Closing. The closing (“Closing”) of the transaction contemplated by this Agreement shall occur automatically, and without any further required action from either Party, upon the satisfaction of the Closing Conditions (described below) which date shall in no event be later than October 21, 2011, unless such date is extended in writing by the mutual consent of all Parties (the "Closing Date").

(a) The following “Closing Conditions” shall have occurred, or have been waived by DTV and the Company in writing, prior to the Closing Date:

(i) The Exchange shall have been approved, and Shares delivered in accordance with Section 3.01. The Board of Directors of the Company shall have approved the transactions contemplated by this Agreement;

(ii) The Company shall have complied with all of the requirements of Article VI, below; and

(b) Promptly following Closing, the following will occur:

(i) The DTV Members shall surrender the certificates evidencing One Hundred Percent (100%) of the membership interests of DTV, duly endorsed with Medallion Guaranteed stock powers or notarized signatures of the holders thereof so as to make the Company the sole owner thereof;

(ii) DTV shall supply the Company with Minutes of the Managers of DTV approving and consenting to this Agreement and the transactions contemplated herein;

(iii) The Company will issue and deliver the 1000 preferred shares distributed evenly 500 in the name of Fredric Durham and 500 in the name of Alexander Marchant, and common in the name of the DTV Members/Associates listed in Exhibit (B), in accordance with this Agreement, after the reverse has taken place and the DTV Members/Associates shall accept the Shares; and

(iv) The Company and DTV shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.03 Tradability of Shares. The Shares to be issued to the DTV Members have not been registered under the 1933 Act, nor registered under any state securities law, and are "restricted securities" as that term is defined in Rule 144 under the 1933 Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act. The Shares will bear the following restrictive legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.”

Section 3.04 Termination.

(a) This Agreement may be terminated by either the Board of Directors of the Company, the Managers of DTV or the DTV Members at any time prior to the Closing Date if:

(i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors, Managers or shareholders, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

(ii)               any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the Securities and Exchange Commission) or in the judgment of such Board of Directors, Managers or shareholders, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

No revenue ruling or opinion of counsel will be sought as to the tax-free nature of the subject Exchange and such tax treatment is not a condition to Closing herein.

ARTICLE IV

SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. The Company and DTV will each afford to the officers and authorized representatives of the other reasonable access to the properties, books and records of the Company or DTV, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or DTV, as the case may be, as the other shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. In order that each party may investigate as it may wish the business affairs of the other, each party shall furnish the other during such period with all of such information and copies of such documents concerning the affairs of it as the other party may reasonably request, and cause its officers, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other parties all material facts affecting its financial condition, business operations, and the conduct of operations.

Section 4.02 Delivery of Books and Records and Bank Accounts. At the Closing, DTV shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents including the bank accounts of DTV now in the possession of DTV or its representatives.

Section 4.03 Third Party Consents and Certificates. The Company and DTV agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Indemnification.

(a) Indemnification of the Company. Subject to the terms and conditions of this Section 4.04(a), DTV and the DTV Members agree to jointly and severally, indemnify, defend and hold harmless the Company, its respective affiliates, its respective present and former directors, officers, shareholders, employees, attorneys and agents and its respective heirs, executors, administrators, successors and assigns (the “Company Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any Company Indemnified Person, arising out of or resulting from, directly or indirectly:

(i) the inaccuracy of any representation or breach of any material warranty of DTV or the DTV Members contained in or made pursuant to this Agreement which was not disclosed to the Company in writing prior to the Closing;

(ii) the breach of any material covenant or agreement of DTV or the DTV Members contained in this Agreement; or

(iii) any claim to fees or costs for alleged services by a broker, agent, finder or other person claiming to act in a similar capacity at the request of DTV or the DTV Members in connection with this Agreement;

provided, however, that DTV and the DTV Members shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by the Company, of any of its obligations under this Agreement or from the Company’s gross negligence, fraud or willful misconduct. The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

(b) Indemnification of DTV. Subject to the terms and conditions of this Section 4.04(b), from and after the Closing, the Company agrees to indemnify, defend and hold harmless DTV, its respective affiliates, its respective present and former directors, officers, shareholders, employees, attorneys and agents and its respective heirs, executors, administrators, successors and assigns and the DTV Members (the “DTV Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any DTV Indemnified Person, arising out of or resulting from, directly or indirectly:

(i) the inaccuracy of any representation or breach of any material warranty of the Company contained in or made pursuant to this Agreement which was not disclosed to DTV in writing prior to the Closing;

(ii) the breach of any material covenant or agreement of the Company contained in this Agreement; or

(iii) any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Company in connection with this Agreement;

provided, however, that the Company shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by DTV or the DTV Members of their obligations under this Agreement or from DTV’s or any DTV Indemnified Persons’ gross negligence, fraud or willful misconduct. The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

Section 4.05 Indemnification of Subsequent Corporate Actions. DTV hereby represents and warrants that it will indemnify and hold harmless any officer, director, controlling shareholder, attorney, agent or representative of the Company, or any other person affiliated with the Company, from any decisions, activities, or conduct of the Company subsequent to the Closing Date of the transactions contemplated by this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Ownership of DTV. Prior to the Closing Date, the DTV Members shall have demonstrated to the Company, with evidence reasonably satisfactory to the Company, that the DTV Members are the owners of One Hundred Percent (100%) of the outstanding securities of DTV.

Section 5.02 Accuracy of Representations and Performance of Covenants. The representations and warranties made by DTV and the DTV Members in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). DTV and the DTV Members shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by DTV or the DTV Members prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of DTV and dated the Closing Date, to the foregoing effect.

Section 5.03 Officer's Certificate. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of DTV to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of DTV threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the DTV Schedules, by or against DTV, which might result in any material adverse change in any of the assets, properties, business, or operations of DTV.

Section 5.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material change in the financial condition, business, or operations of DTV nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by the Company in its reasonable discretion.

Section 5.05 Approval by DTV. The Exchange shall have been approved, and membership interests delivered in accordance with Section 3.01, by DTV and the DTV Members. The Board of Directors of DTV shall have approved the transactions contemplated by this Agreement.

Section 5.06 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.07 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and DTV after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF

DTV AND THE DTV MEMBERS

The obligations of DTV and the DTV Members under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing. DTV shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

Section 6.02 Officer's Certificate. DTV shall have been furnished with certificates dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

Section 6.03 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by DTV or the DTV Members.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and DTV after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Broker/Finder’s Fee. No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement other than fees payable to persons registered as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934. The Company and DTV agree that, except as set forth herein and on Schedule 7.02 attached hereto, there were no brokers or finders involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. The Company, and DTV, each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder's fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.03 Governing Law and Arbitration. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Texas without giving effect to principles of conflicts of law thereunder. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an “expert” with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be in Travis County, Texas. The prevailing party shall be entitled to receive its reasonable attorney’s fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

Section 7.04 Notices. Any and all notices, requests or other communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:

If to the Company, to: CLX Medical, Inc.

Attn:___________________

1014 East 53rd Street

Austin, Texas 78751

Phone: ________________________

Fax: ________________________

With copies to: David M. Loev, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

(713) 524-4110 - phone

(713) 524-4122 - fax

If to DTV, to: Doctors TV Network, LLC

Attn:___________________

1125 NE 125th St, Suite 101

Miami, FL 33161

Phone: ________________________

Fax: ________________________

With copies to: ______________________________

Attn:___________________

_____________________________

Phone: ________________________

Fax: ________________________

or at such other address or number as shall be designated by either of the parties in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

Section 7.05 Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.06 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others (which information shall include the existence of this Agreement and the transactions contemplated herein), except (i) to the extent such data or information is published, is a matter of public knowledge (through no fault or action of the Party holding such information on behalf of the other Party), or is required by a court of competent jurisdiction to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein. DTV further agrees and consents to the disclosure by the Company of any material information regarding DTV which the Company or its counsel deems necessary for disclosure in the Company’s public filings on EDGAR in connection with the Company’s current or periodic report filings.

Section 7.07 Publicity. Prior to or after the Closing of the transaction contemplated herein, any announcement, or press or news release by DTV or its members, managers, employees, officers, or agents shall be reviewed and approved by the Company prior to its release, subject to any requirements of law. The Company shall be allowed to make any announcements relating to this Agreement or the transactions contemplated herein, and shall be allowed to file this Agreement and any exhibits or related agreements as may be required pursuant to the Company’s public reporting obligations with the Securities and Exchange Commission, subject to prior approval by DTV, which approval shall not be unreasonably withheld. Prior to the Closing and prior to the Closing Date, DTV shall make no announcements relating to this Agreement, the Company or the transactions contemplated herein without the prior written consent of the Company, which approval will not be unreasonably withheld.

Section 7.08 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement and DTV and the DTV Members are deemed to have knowledge of the information set forth in the Company's EDGAR filings.

Section 7.09 Third Party Beneficiaries. This contract is strictly between the Company, DTV, and the DTV Members, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.10 Expenses. The Company and DTV each hereto agree to pay their own costs and expenses incurred in negotiating this Agreement including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby, and those costs and expenses incurred in consummating the transactions described herein.

Section 7.11 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.12 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section 7.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.14 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.15 Best Efforts. Subject to the terms and conditions herein provided, each party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 7.16 Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

Section7.17 Construction. The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto. In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

Section 7.18 Severability. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

Section 7.19 Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

Section 7.19 Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

CLX Medical, Inc.

By:______________________________

Its:_______________________________

Printed Name:______________________

Doctors TV Network, LLC

By:______________________________

Its:_______________________________

Printed Name:______________________

DTV MEMBERS:

(Agreeing to the terms and conditions of the Agreement, including, but not limited to, the representations set forth in Article I described above).

____________________________________

Fredric S. Durham

(50% of Membership Units)

____________________________________

Alexander J. Marchant

(50% of Membership Units)

EXHIBIT A

TYPE OF OWNERSHIP FORM

(CHECK ONE):

INDIVIDUAL OWNERSHIP (one signature required)

_____ TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____ PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

CORPORATION (please include a certified corporate resolution authorizing signature)

________________________________________________________________________

Please print here the exact name (registration)

Such DTV Member desires to appear in the records of the Company.

________________________________________________________________________

Please print here the exact address

Such DTV Member desires to appear in the records of the Company.

________________________________________________________________________

If interest payments are to be made to an address other than that shown above (i.e., a brokerage account), please print here such address and account designation.

Signature:

By: _________________________

Printed Name: ______________________

If on behalf of Entity:

Entity Name: ___________________

Signatories Position with Entity: ___________________

Beneficial Owner of Shares Owned by Entity: _____________________

Address: ____________________________________________________________

Tax Id Number: ______________________________

Telephone Number: ( ) - _____ - _______

Exhibit 3(ii)

BYLAWS

OF

CLX MEDICAL, INC.

ARTICLE I

OFFICES

1. Registered Office and Registered Agent. The registered office of the corporation shall be in the State of Colorado and located at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as required by law. The registered agent in the State of Colorado shall have a business office identical with such registered office.

2. Other Offices. The corporation may have other offices within or outside the State of Colorado at such place or places as the Board of Directors may from time to time determine.

ARTICLE II

SHAREHOLDERS’ MEETINGS

1. Meeting Place. All meetings of the shareholders shall be held at the registered office of the corporation, or at such other place as determined from time to time by the Board of Directors. The notice of the meeting shall state the place where the meeting will be held.

2. Annual Meeting Time. The annual meeting of the shareholders for the election of directors and for the transaction of other business as may properly come before the meeting shall be held each year on such date and hour as may be determined by resolution of the Board of Directors from time to time. The failure to hold an annual meeting at the time stated in or fixed in accordance with a corporation's bylaws does not affect the validity of any corporate action.

3. Annual Meeting - Order of Business. At the annual meeting of shareholders, the order of business shall be as follows:

(a) the meeting shall be called to order;

(b) the proof of notice of the meeting, or the filing of a waiver, shall be provided;

(c) the minutes of the last annual meeting shall be read;

(d) the reports of the officers shall be read;

(e) the reports of the committees shall be read;

(f) the directors shall be elected; and

(g) the miscellaneous business shall be conducted.

4. Special Meeting. A special meeting of the shareholders may be called for any purpose at any time by the President and Chief Executive Officer, the Board of Directors, or the holders of not less than one-tenth of all shares entitled to vote at the meeting, at the sole expense of such shareholders (unless such contribution for expense is waived by the corporation). Business transacted at any special meeting of the shareholders shall be limited to the express purposes stated in the notice of the special meeting. The Board of Directors may designate any location as the place of any special meeting called by the President and Chief Executive Officer or the Board of Directors, and a special meeting called at the request of the shareholders shall be held at any place determined by the Board of Directors and described in the notice of such meeting.

5. Notice of Shareholders’ Meeting. Notice of the date, time, and place of an annual meeting or a special meeting of the shareholders shall be given by the Secretary or persons authorized to call the meeting by transmitting to the shareholders entitled to vote at the meeting a written or printed notice of the meeting no fewer than ten (10) days nor more than sixty (60) days prior to the meeting; except that a notice of a shareholders’ meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to the laws of the State of Colorado, or the dissolution of the corporation shall be given no fewer than twenty (20) days nor more than sixty (60) days before the meeting date. If the meeting is a special meeting, the notice shall also include a description of the purpose or purposes for which the meeting is called. Notice of an annual meeting or a special meeting may be transmitted by e-mail, mail; private carrier; personal delivery; telegraph; teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, and addressed to the shareholder at the shareholder’s address appearing on the stock transfer books of the corporation.

6. Waiver of Notice. Notice of the date, time, place, and purpose of any meeting may be waived in writing (either before or after such meeting) and will be waived by any shareholder by the shareholder’s attendance at the meeting in person or by proxy, unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting. Any shareholder waiving notice shall be bound by the proceedings of any such meeting in all respects as if notice had been given.

7. Closing of Transfer Books and Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment, the Board of Directors may provide that the stock transfer books shall be closed for a stated period no fewer than ten (10) days prior to such meeting and no more than seventy (70) days prior to such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any determination of the shareholders, such date to be no more than seventy (70) days and no fewer than ten (10) days prior to the date on which the particular action requiring determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the day before the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty (120) days after the date fixed for the original meeting.

8. Shareholders’ List for Meeting. At least ten (10) days before a meeting of the shareholders, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date which are entitled to notice of a shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning ten (10) days prior to the meeting and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, the shareholder’s agent, or the shareholder’s attorney may inspect the list, during regular business hours and at the shareholder’s expense, during the period it is available for inspection. The corporation shall make the shareholders’ list available at the meeting, and any shareholder, shareholder’s agent, or shareholder’s attorney may inspect the list at any time during the meeting or any adjournment. The refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at the meeting.

9. Voting of Shares. Except as otherwise provided by the Articles of Incorporation or by these Bylaws, every shareholder of record shall have the right at every shareholders’ meeting to one vote for every share standing in the shareholder’s name on the stock transfer books of the corporation. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote and represented in a meeting shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

10. Quorum and Adjourned Meetings. Not less than a majority of the votes entitled to be cast on the corporate action by the voting group constitutes a quorum of that voting group for approval of that corporate action of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business at such meeting and at any adjournment of such meeting (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

11. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact. The proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

12. Shareholder Presence - Conference Call. Shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating by conference telephone or similar communication equipment shall be deemed present in person at a meeting.

13. Action by Shareholders without a Meeting. Any corporate action required or permitted by this title to be approved by a shareholder vote at a meeting may be approved without a meeting or a vote if the corporate action is approved by a simple majority of shareholders holding of record; any such shareholder consent must: (i) be in the form of an executed record; (ii) indicate the date of execution of the consent by each shareholder who executes it; (iii) describe the corporate action being approved; (iv) when delivered to each shareholder for execution, include or be accompanied by the same material that would have been required by this title to be delivered to shareholders in or accompanying a notice of meeting at which the proposed corporate action would have been submitted for shareholder approval; and (v) be delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder may withdraw an executed shareholder consent by delivering a notice of withdrawal in the form of an executed record to the corporation prior to the time when shareholder consents sufficient to approve the corporate action have been delivered to the corporation

ARTICLE III

BOARD OF DIRECTORS

1. General Powers. The management of all of the affairs, property, and interest of the corporation shall be vested in the Board of Directors, except as otherwise provided by the Colorado Business Corporation Act or the Articles of Incorporation. In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws and the Articles of Incorporation, the Board of Directors may exercise all powers of the corporation and do any acts that the shareholders direct to be performed which are not prohibited by law, the Articles of Incorporation, or these Bylaws.

2. Number and Election. The number of directors of the corporation shall be not less than one (1) and not more than seven (7). The number of directors allowable may be increased or decreased from time to time by amending this Section 2, provided that (a) any amendment may be made by a vote of the directors, (b) no decrease shall have the effect of shortening the term of any incumbent director, and (c) the Board of Directors shall consist of at least one person. A director shall be elected for a term of one year and shall hold office until the director’s successor is elected and qualified or until there is a decrease in the number of directors. A director need not be a shareholder or resident of the State of Colorado.

3. Duties. A director shall perform the duties of a director, including the duties as a member of any committee of the Board of Directors upon which the director may serve, in good faith, in a manner the director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. In performing the duties of a director, the director may rely upon information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by:

(a) one or more officers or employees of the corporation that the director believes to be reliable and competent in the matter presented;

(b) legal counsel, public accountants, or other persons as to matters that the director believes to be within such person’s professional or expert competence; or

(c) a committee (of which the director is not a member) of the Board of Directors, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within the committee’s designated authority, so long as the director reasonably believes the committee merits confidence.

A director is not acting in good faith if the director has knowledge concerning the matter in question which makes reliance otherwise permitted above unwarranted.

4. Resignation. Any director may resign at any time by delivering written notice to the Secretary of the corporation.

5. Vacancies. All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill any vacancy shall hold office for the unexpired term of the director’s predecessor and until the director’s successor is elected and qualified. Any directorship to be filled due to an increase in the number of directors shall be filled, by a vote of the holders of a majority of the shares entitled to vote, for a term of office continuing only until the next election of directors by the shareholders. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

6. Removal of Directors. At an Annual Meeting or a meeting of the shareholders called expressly for that purpose, the entire Board of Directors, or any member, may be removed by a vote of the holders of a majority of the shares entitled to vote at an election of directors.

7. Meetings of the Board of Directors.

(a) Annual Meetings. The first meeting following shareholder election of the Board of Directors shall be known as the annual meeting thereof and shall be held without notice immediately after the adjournment of the annual meeting of shareholders. The meeting shall be held at the same place as the preceding shareholders’ meeting unless some other place is specified by resolution of the shareholders or the Board of Directors.

(b) Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the registered office of the corporation or at such other place or places, either within or outside the State of Colorado, as the Board of Directors may from time to time designate.

(c) Special Meetings. Special meetings of the Board of Directors may be called at any time by the President and Chief Executive Officer or, in his or her absence, by any director, to be held at the registered office of the corporation or at such other place or places as the Board of Directors may from time to time designate. Such notice shall specify the business to be transacted at the meeting.

(d) Notice of Meetings and Waiver. Unless the Articles of Incorporation provide otherwise, regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Special meetings of the Board of Directors must be preceded by at least two (2) days’ notice of the date, time, and place of the meeting, but not of its purpose, unless the Articles of Incorporation or Bylaws require otherwise. Notice may be given by e-mail, telephone, facsimile, mail or personally. If mailed, notice shall be deemed delivered when deposited in the United States mail, first-class postage prepaid, five (5) days in advance of the meeting. Notice of any meeting of the Board of Directors may be waived in a signed writing, delivered to the corporation for inclusion in the minutes, by any director at any time, either before or after the meeting, and attendance or participation at the meeting shall constitute a waiver of any required notice of the meeting except where a director attends for the express purpose of objecting to the holding of the meeting or the transaction of any business because the meeting was not lawfully convened, and the director does not thereafter vote for or assent to action taken at the meeting.

(e) Action of Directors by Communications Equipment. Members of the Board of Directors and any committee thereof may participate at a meeting of such Board or committee by means of a conference telephone or similar communications equipment by which all directors participating in the meeting can hear each other during the meeting. A director participating by these means is deemed to be present in person at a meeting.

(f) Quorum. A majority of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

(g) Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless: (1) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to holding the meeting or transacting business at the meeting; (2) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of such action.

8. Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the Board of Directors, or a committee of the Board of Directors, may be taken without a meeting if all members of the Board of Directors or its committee sign, either before or after the action is taken, a written consent(s) setting forth the action to be taken and deliver said consent(s) to the corporation for inclusion in the minutes or for filing with the corporate records. Such consent shall have the same effect as a unanimous vote at a meeting.

9. Executive and Other Committees. The Board of Directors, from its own members, may appoint standing or temporary committees from time to time and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by such Board of Directors. Each committee must have two or more members. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except that the Executive Committee shall not have the authority to:

(a) authorize distributions, except at a rate or in periodic amounts as determined by the Board of Directors;

(b) approve or recommend to the shareholders actions or proposals required by the Colorado Business Corporation Act to be approved by the shareholders;

(c) fill vacancies on the Board of Directors or any of its committees;

(d) amend the Articles of Incorporation pursuant to the laws of the state of Colorado, or adopt, repeal, or amend the Bylaws;

(e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors;

(f) fix compensation of any director for serving on the Board of Directors or on any committee;

(g) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval; or

(h) appoint other committees or members of other committees of the Board of Directors.

10. Compensation. No stated compensation shall be paid to directors, as such, for their services. By resolution of the Board of Directors, however, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that this shall not be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for such service. Members of special or standing committees may be allowed like compensation for attending committee meetings.

11. Loans. The corporation shall not lend money to or guarantee the obligation of a director of the corporation unless either: (a) the particular loan or guarantee is approved by a vote of the holders of a majority of the shares represented by the outstanding voting shares of all classes, except the shares of the benefited director, or, (b) the corporation’s Board of Directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans or guarantees.

12. Liability. In addition to any other liabilities imposed by law upon directors of the corporation, unless the directors comply with Section 3 of this Article:

(a) a director of the corporation who votes for or assents to any distribution of the assets of the corporation to its shareholders contrary to the laws of the State of Colorado, or contrary to any restrictions contained in the Articles of Incorporation, shall be personally liable to the corporation for the amount of the distribution in excess of the amount which could have been paid or distributed without a violation of the laws of the State of Colorado, the other provisions of the Act, or the restrictions in the Articles of Incorporation, if it is established that the director did not perform his or her duties in compliance with the laws of the State of Colorado;

(b) a director of the corporation who votes for or assents to any distribution of the assets of the corporation for the purchase of the corporation’s shares contrary to the provisions of the Act shall be personally liable to the corporation for the amount of consideration paid for such shares in excess of the maximum amount which could have been paid without a violation of the provisions of the Act;

(c) a director of the corporation who votes for or assents to any distribution of assets of the corporation to its shareholders during the liquidation of the corporation, without the payment and discharge of, or making adequate provision for, all known debts, obligations, and liabilities of the corporation, shall be personally liable to the corporation for the value of such assets which are distributed, to the extent that the debts, obligations, and liabilities of the corporation are not paid and discharged; and

(d) Except with respect to the making of a loan secured by shares of the corporation where such loan is made in the best interests of the corporation, a director of the corporation who votes for or assents to the making of a loan secured by shares of the corporation shall be personally liable to the corporation for the amount of such loan until its repayment, unless approved as provided in Section 11 of this Article.

Any director held liable pursuant to this Article for a distribution of assets of the corporation is entitled to contribution from each shareholder for the amount the shareholder accepted or received knowing the distribution was made in violation of the laws of the State of Colorado or the Articles of Incorporation. Any director held liable pursuant to this Article of a distribution of assets of the corporation is entitled to contribution from every other director who could be held liable under this Article for the unlawful distribution.

ARTICLE IV

OFFICERS

1. Designations. The corporation shall have a President and Chief Executive Officer (“President and Chief Executive Officer”), Secretary, Treasurer, and other officers as the Board of Directors may designate, which may include the corporation’s option, but are not limited to, a Chief Financial Officer, a Chief Operating Officer, at one or more Vice Presidents, one or more Executive Vice Presidents, Assistant Secretaries and Assistant Treasurers. An officer shall be elected for one year by the Board of Directors at its first meeting after the organizational meeting of shareholders and shall hold office until the officer’s successor is elected and qualified. Any two or more offices may be held simultaneously by the same person. The Board of Directors may delegate to any officer the authority to appoint subordinate officers.

2. Duties of the Officers. The duties of the officers shall be as follows:

(a) The President and Chief Executive Officer. The President and Chief Executive Officer shall be the chief executive officer of the corporation. The President and Chief Executive Officer shall preside at all meetings of shareholders and directors, shall have general supervision of the affairs of the corporation, and shall perform all other duties as are incident to the office or which are properly required of the President by the Board of Directors.

(b) The Secretary. The Secretary shall issue notices for all meetings, except notices for special meetings of the shareholders and special meetings of the directors which are called by the requisite number of shareholders and directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books and records, shall be responsible for authenticating records of the corporation, and shall make such reports and perform such other duties as are incident to the office, or are properly required of the officer by the Board of Directors. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as directed by the President and Chief Executive Officer or the Board of Directors.

(d) The Treasurer. The Treasurer shall have the care and custody of all moneys and securities of the corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements and shall deposit all funds and other valuable effects in the name of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall render to the Board of Directors from time to time as may be required of the Treasurer an account of all the Treasurer’s transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall perform such other duties incident to the office or that are properly required of the Treasurer by the Board of Directors. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as directed by the President and Chief Executive Officer or the Board of Directors.

3. Delegation. If any officer of the corporation and any person authorized to act in such officer’s place are absent or unable to act, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, director, or other person that the Board of Directors may select.

4. Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board of Directors.

5. Other Officers. The Board of Directors may appoint such other officers and agents as it deems necessary or expedient. Those officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

6. Compensation. The compensation of all officers of the corporation shall be fixed by or under the direction of the Board of Directors.

7. Term and Removal. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the corporation may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the officer or agent so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

8. Standard of Conduct. Nondirector officers with discretionary authority will be held to the same standards of conduct as directors.

9. Bonds. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned upon faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE V

SHARE CERTIFICATES

1. Consideration for Shares. Consideration for shares may consist of cash, promissory notes, services performed, contracts for services to be performed, or any other tangible or intangible property. If shares are issued for other than cash, the Board of Directors shall determine the value of the consideration.

2. Issuance, Form and Execution of Certificates. Each certificate representing shares may state upon the face of the certificate the par value of each share or may state that the shares are without par value.

No shares of the corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. Certificates for shares of the corporation shall be in a form consistent with the provisions of the Colorado Business Corporation Act and shall state: (a) the name of the issuing corporation and that the corporation is organized under the laws of this state; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which the certificate represents; and (d) if the corporation is authorized to issue shares of more than one class, that upon request and without charge, the corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series, and the authority of the Board of Directors to determine variations for future series.

Certificates of stock shall be issued in numerical order. Each certificate issued shall be signed by the President and Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile of the seal of the corporation. The signatures of such officers may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If the officer that signed, either manually or in facsimile, a share certificate does not hold office when the certificate is issued, the certificate is nevertheless valid.

3. Fractional Shares or Scrip. The corporation may, but shall not be obliged to, issue a certificate for a fractional share, which shall entitle the holder to exercise voting rights, to receive dividends, and to participate in any of the assets of the corporation in the event of liquidation. In lieu of fractional shares, the Board of Directors may: (a) dispose of a fractional interest by paying in cash the fair value of the fractional interest as of the time when those entitled to receive such shares are determined, or (b) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of scrip aggregating a full share.

4. Transfers. Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar. Shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. Before a new certificate is issued, the old certificate shall be surrendered for cancellation. Restrictions on the transfer of shares that the Board of Directors may from time to time adopt are valid and enforceable to the extent permitted by Colorado law. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register and record transfers of shares.

5. Mutilated, Lost or Destroyed Certificates. If any stock certificate is mutilated, lost or destroyed, it may be replaced upon proof of such mutilation, loss, or destruction. The Board of Directors may require the shareholder to provide a satisfactory bond or indemnity to the corporation in such sum as determined by the Board of Directors or may impose other conditions or establish other procedures as it deems necessary.

6. Registered Owner. Only registered shareholders shall be considered as holders of the stock standing in their respective names. The corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not the corporation has express or other notice of such claim or interest, except as expressly provided by the laws of the State of Colorado.

7. Closing Stock Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for the payment of any distribution, the allotment of rights, the conversion or exchange of any securities by their terms or any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, the date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) (or in the case of a merger, dissolution, amendment of the Articles of Incorporation, or sale of assets, twenty (20)) days prior to the date on which the particular action requiring the determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders. If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to a distribution, the date on which the Board adopted the resolution declaring the dividend shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, that determination shall be the record date unless Colorado law requires fixing a new record date.

8. Shares of Another Corporation. Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Board of Directors may determine or, in the absence of such determination, by the President and Chief Executive Officer of the corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES, AND AGENTS

1. Definitions.

(a) “Director” means any person who is or was a director of the corporation and any person that, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan;

(b) “Expenses” means costs and attorneys’ fees;

(c) “Official capacity” means: (1) when used with respect to a director, the office of director in the corporation, and (2) when used with respect to a person other than a director as contemplated in Section 10 of this Article, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation; but shall not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise or employee benefit plan;

(d) “Party” means a person who was, is, or is threatened to be, made a named defendant or respondent in a proceeding or who is otherwise involved in a proceeding (including, without limitation, a witness); and

(e) “Proceeding” means any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative.

2. Director Indemnity; Proceeding Not by or in Right of Corporation. The corporation may indemnify any director made a party to any proceeding, other than a proceeding by or in the right of the corporation, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with such proceeding if:

(a) the director conducted himself or herself in good faith, and: (1) if the conduct involved his or her own official capacity with the corporation, that he or she reasonably believed his or her conduct to be in the corporation’s best interests, or (2) in all other circumstances, that he or she reasonably believed that his or her conduct was not opposed to the corporation’s best interests; and

(b) in a criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful.

The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not be determinative of itself that the director did not meet the requisite standard of conduct set forth in this Section.

3. Director Indemnity; Proceeding by or in Right of Corporation. The corporation may indemnify any director made a party to any proceeding by or in the right of the corporation against reasonable expenses actually incurred by the director in connection with such proceeding if the director conducted himself or herself in good faith; and

(a) if the conduct was in the director’s official capacity with the corporation and the director reasonably believed that his or her conduct was in the corporation’s best interests; or

(b) if the director reasonably believed that his or her conduct was not in opposition to the corporation’s best interests; provided that, no indemnification shall be made pursuant to this Section if such person is adjudged liable to the corporation.

4. No Indemnity When Director Receives Benefit. A director shall not be indemnified under Section 2 or 3 of this Article in any proceeding, whether or not the director acted in his or her official capacity, if the director was adjudged liable because the director personally received a benefit in money, property, or services to which the director was not legally entitled.

5. Director Indemnity by Corporation or Court Order. Unless otherwise limited by the Articles of Incorporation:

(a) a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding referred to in Section 2 or 3 of this Article shall be indemnified for reasonable expenses incurred by the director in connection with the proceeding; or

(b) a court of appropriate jurisdiction, which may be the same court in which the proceeding involving the director’s liability took place, upon application of the director and such notice as the court shall require, shall have authority to order indemnification of the director in the following circumstances:

(1) If the court determines that the director is entitled to indemnification under Paragraph (a) of this Section, the court shall order such indemnification, which shall include expenses incurred in obtaining such indemnification; or

(2) If the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standards of conduct set forth in Section 2 or 3 of this Article or was adjudged liable under Section 4 of this Article, the court may order such indemnification as the court shall deem proper, except that such indemnification shall be limited to expenses for any proceeding referred to in Section 3 of this Article and any proceeding referred to in Section 4 in which the director was adjudged liable of this Article.

6. Determination of Propriety of Director Indemnification. The corporation shall not indemnify the director pursuant to Section 2 or 3 of this Article unless it has been determined that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in the applicable Section. Such determination shall be made:

(a) by the Board of Directors by a majority vote of a quorum consisting of directors that are not parties to such proceeding; or

(b) if such a quorum cannot be obtained, then by a majority vote of a committee to the Board of Directors, duly designated to act in the matter by a majority vote of the full Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors that are not parties to such proceeding; or

(c) by written opinion by legal counsel selected by the Board of Directors or a committee to the Board of Directors by vote as set forth in Paragraph (a) or (b) of this Section, or if the requisite quorum of the full Board of Directors cannot be obtained and such committee cannot be established, then by a majority vote of the full Board of Directors (in which selection directors who are parties may participate), provided that, an attorney, or a firm having associated with it an attorney, retained by or that has performed services within the past three years for the corporation or any party to be indemnified may not serve as such legal counsel; or

(d) by a majority vote of the shareholders.

After determining that indemnification of the director is permissible, the Board of Directors, the committee to the Board of Directors, or the shareholders may authorize the indemnification of the director and may determine the reasonableness of the expenses incurred by the director in the manner described in Paragraphs (a), (b) and (d). If the determination that indemnification of the director is permissible was made by legal counsel as described in Paragraph (c), then the authorization of indemnification and the determination of the reasonableness of the expenses incurred by the director shall be made in the manner specified in Paragraph (c) of this Section for the selection of such counsel. Shares held by directors who are parties to the proceeding shall not be voted on the subject matter under this Section.

7. Payment of Expenses Before Final Disposition of Proceeding. Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such proceeding on the following conditions:

(a) upon receipt by the corporation of a written promise by or on behalf of the director to repay such amount if it is ultimately determined that the director has not met the standard of conduct necessary for indemnification by the corporation as authorized by this Article; and

(b) either:

(1) Upon a determination as described in Section 6 of this Article that the information then known (i.e., without undertaking further investigation) to those making the determination does not establish that indemnification would not be permissible under Section 2 or 3 of this Article; or

(2) Upon receipt by the corporation of a written affirmation by the director of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation as authorized in this Article.

The agreement required by Paragraph (a) of this Section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment. Payments under this Section may be authorized in the manner specified in Section 6 of this Article.

8. Additional Indemnification. The corporation shall have the power to make or agree to any further indemnity, including the advance of expenses, to any director that is authorized by the Articles of Incorporation, any Bylaw adopted or ratified by the shareholders, or any resolution adopted or ratified, before or after the event, by the shareholders, provided that no such indemnity shall indemnify any director for acts or omissions of such director finally adjudged to be intentional misconduct or a knowing violation of law, or for conduct of such director finally adjudged to be in violation of the laws of the State of Colorado, or for any transaction with respect to which it was finally adjudged that such director personally received benefit in money, property, or services to which the director was not legally entitled. Unless the Articles of Incorporation, a Bylaw, or a resolution provide otherwise, any determination as to any further indemnity shall be made in accordance with Section 6 of this Article. Each such indemnity may continue as to a person who has ceased to be a director and may inure to the benefit of the heirs, executors, and administrators of such a person.

9. Director Acts or Omissions Relating to an Employee Benefit Plan. For purposes of this Article, the corporation shall be deemed to have requested a director to serve an employee benefit plan if: (a) the performance by the director of his or her duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan, its participants, or its beneficiaries; (b) the excise taxes assessed against the director with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines”; and (c) the action taken or omitted with respect to an employee benefit plan, by the director in the performance of the director’s duties with a reasonable belief that it is in the interest of the participants and beneficiaries of the plan, shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

10. Indemnification of Non-Directors. Unless otherwise limited by the Articles of Incorporation:

(a) an officer of the corporation may seek indemnification and shall be indemnified as provided in Section 5 of this Article for a director;

(b) the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation as provided in this Article, except that Section 12 of this Article shall not apply to any person other than a director; and

(c) the corporation may also indemnify an officer, employee, or agent that is not a director to such extent, consistent with law, as provided by the Articles of Incorporation, the Bylaws, a general or specific resolution of the Board of Directors, or a contract.

11. Liability Insurance. The corporation may purchase and maintain insurance on behalf of any person who is, or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this Article.

12. Notice to Shareholders of Indemnification. The shareholders shall be notified of the indemnification of any person in accordance with this Article, including any payment or reimbursement of expenses, by a written report sent prior to the notice of the next shareholders’ meeting or sent with such notice. The written report shall contain a brief description of the proceedings involving the person indemnified and the nature and extent of such indemnification.

ARTICLE VII

BOOKS AND RECORDS

1. Books of Accounts, Minutes and Share Register. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the corporation. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall maintain appropriate accounting records and shall maintain all other records in written form or in another form capable of conversion into written form within a reasonable time. The corporation shall keep a copy of the following records at its principal office:

(a) its Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

(b) its Bylaws or Restated Bylaws and all amendments to them currently in effect;

(c) the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(d) the financial statements described in the laws of the State of Colorado, for the past three years;

(e) all written communications to shareholders generally within the past three years;

(f) a list of the names and business addresses of its current directors and officers; and

(g) its most recent annual report delivered to the Secretary of State under the laws of the State of Colorado.

2. Copies of Corporate Records. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders which are certified by the President and Chief Executive Officer or Secretary.

3. Examination of Records. A shareholder shall have the right to inspect and copy, in person or by his or her attorney or agent, corporate records if the shareholder gives the corporation written notice of the demand at least five (5) business days before the date the shareholder wishes to inspect and copy. However, to inspect excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors, minutes of any shareholders’ meeting, records of action taken without a meeting, accounting records of the corporation, and the record of shareholders, the shareholder must also show that the demand is in good faith and for a proper purpose, make a demand describing the needed records with reasonable particularity, and show a direct relation between the records and the shareholder’s purpose.

ARTICLE VIII

DISTRIBUTIONS AND FINANCE

1. Distributions. The Board of Directors may, from time to time, declare, and the corporation may pay, distributions in cash, property, or its own shares, subject to the conditions and limitations imposed by the State of Colorado. The Board of Directors may provide that the stock transfer books be closed for a stated period not exceeding seventy (70) days before the payment of distributions. In lieu of closing the stock transfer books, the Board of Directors may fix a record date for determining shareholders entitled to a distribution. Distributions shall be payable only to those that are holders of record at the close of business on the record date, which shall be a business day not more than seventy (70) days before the date on which the distribution is paid. If no record date is fixed and the transfer books are not closed, the date of the adoption of the Board of Directors’ resolution declaring a distribution shall be the record date.

2. Depositories. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

ARTICLE IX

FISCAL YEAR

The fiscal year of the corporation shall be set by resolution of the Board of Directors.

ARTICLE X

SEAL

The corporate seal of the corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors or by usage of the officers on behalf of the corporation.

ARTICLE XI

RULES OF ORDER

The rules contained in the most recent edition of Robert’s Rules of Order, Newly Revised, shall govern all meetings of shareholders and directors in which those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules of order of the corporation.

ARTICLE XII

NOTICES

Except as otherwise required by law or by other provisions of these Bylaws: (a) any notice to any person may be transmitted by e-mail, facsimile, mail; private carrier; personal delivery; telegraph; teletype; or telephone, wire or wireless equipment which transmits a facsimile copy; and (b) if mailed, the notice shall be deemed to have been given on the third day following its deposit in the United States mail, postage prepaid, addressed to the addressee at his or her last known address in the records of the corporation.

ARTICLE XIII

AMENDMENTS OF THE BYLAWS

1.                  By the Directors. The Board of Directors shall have the power to adopt, amend, or repeal the Bylaws of this corporation, except (i) provisions relating to the election of or removal of directors, which shall require approval by a majority the votes of the shareholders and (ii) provisions that the stockholders have expressly provided by majority vote or consent may not be amended or repealed by the board of directors.

2.                  By the Shareholders. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation.

3. Emergency Bylaws. The Board of Directors may adopt emergency Bylaws, subject to repeal or change by action of the shareholders, which shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear, atomic, or natural disaster.

ADOPTED by resolution of the corporation’s Board of Directors on the 11th day of November 2011.

/s/ Fredric S. Durham

______________________________________________________

Fredric S. Durham, President, Chief Executive Officer & Director